Exhibit 10.1

Execution Version

SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (this “Agreement”), is dated as of December 15, 2016, by and between SP Plus Corporation, a Delaware corporation (f/k/a Standard Parking Corporation) (“Parent”), and the parties set forth below the “Seller Parties” heading on the signature pages hereto (the “Seller Parties”). Parent and the Seller Parties may each be referred to as a “Party” and collectively as the “Parties”. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of February 28, 2012, by and among KCPC Holdings, Inc., Parent, Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C. (the “Merger Agreement”).
WHEREAS, subsequent to the Closing, Parent asserted claims against certain of the Seller Parties under Section 9.1 of the Merger Agreement, including but not limited to (i) claims for indemnification for Adverse Consequences relating to alleged breaches of representations and warranties, (ii) claims for indemnification relating to Taxes, (iii) claims for indemnification with respect to the amount of Combined Net Debt and Working Capital, (iv) claims for indemnification for Adverse Consequences with respect to items listed on Schedule G, including Adverse Consequences on account of Non-Routine Repair and Maintenance, and Adverse Consequences on account of Existing Litigation Matters (together, the “Parent Claims”),
WHEREAS, Kohlberg CPC Rep, L.L.C. (“KCPC”) as Stockholders’ Representative, disputed the Parent Claims on behalf of the Seller Parties,
WHEREAS, KCPC, on behalf of the Seller Parties has asserted certain claims against Parent pursuant to Section 9.2 of the Merger Agreement for indemnification for alleged breaches of representations and warranties (“Seller Claims”),
WHEREAS, Parent has disputed the Seller Claims, and
WHEREAS, Parent, on the one hand, and the Seller Parties, on the other hand, each desire to satisfy and discharge all amounts owed, or that may be owed, to each other and, subject to the terms and conditions set forth herein, mutually release each other from any and all claims, demands and liabilities that in any way were, are or may be directly or indirectly based upon, arising out of or in connection with the negotiation, execution, performance or breach of the Merger Agreement, the Transaction Documents, their subject matter, the transactions contemplated thereby or their consummation (including but not limited to the Parent Claims and the Seller Claims) and terminate all litigation and proceedings between the Parties, all on the terms set forth herein.
NOW, THEREFORE, in consideration of the following covenants and agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:
1.Payment. Subject to the terms and conditions set forth herein, Parent shall pay the Seller Parties, in the aggregate, an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Settlement Payment”) in lieu of any amounts contemplated by the Merger Agreement, including pursuant to Section 3.7 thereof. On the date hereof, the Settlement Payment shall be paid by Parent by wire transfer of immediately available funds to KCPC on behalf of the Seller Parties and in its capacity as the Stockholders’ Representative pursuant to the wire instructions set forth on Exhibit A attached hereto.
2.Release by the Seller Parties.
(a)Release. Each Seller Party hereby, for itself and all of its direct and indirect Affiliates, Subsidiaries and its and their respective past, present and future successors, assigns, heirs, equity holders, partners, members, officers, directors, managers, representatives, attorneys, employees, agents and any other persons or entities who could claim through or on its behalf (each, a “Seller Releasing Party”), subject to the terms and conditions set forth herein and in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by such Seller Releasing Party, fully and unconditionally releases, acquits and forever discharges Parent and all of its direct and indirect Affiliates, Subsidiaries and its and their respective past, present and future successors, assigns, heirs, equity holders, partners, members, officers, directors, managers, representatives, attorneys, employees and agents in their capacities as such (collectively, the “Parent Released Parties”), from any and all past or present actions, causes of action, claims, counterclaims, demands, suits, rights, losses, liabilities, damages, bonds, bills, covenants, contracts, controversies, debts, dues, omissions, promises, variances, trespasses, judgments, executions, costs, expenses, and compensation or other relief of any kind or nature, whether known or unknown, matured or unmatured, suspected or unsuspected, fixed, contingent, liquidated or unliquidated, accrued or unaccrued, asserted or unasserted or otherwise, whether arising under federal, state, local or foreign statute, law, rule, regulation or common law or in equity (collectively, the “Claims”), which such Seller Releasing Party ever had or now has or which such Seller Releasing Party hereafter can, shall or may have against each Parent Released Party which in any way relate to or arise out of the Merger Agreement, any of the Transaction Documents, the Seller Claims or any other agreement or transaction with a Parent Released Party entered into or consummated prior to the date hereof, (each such claim, a “Seller Released Claim”). The foregoing notwithstanding, it is expressly understood and agreed that the Seller Releasing Parties are not releasing or discharging the Parent Released Parties from (a) obligations they may have under Section 6.11 (Indemnification of Directors and Officers) and 6.12 (Parent

Board Designees) of the Merger Agreement (together the “Surviving Covenants”); (b) obligations they may have under Section 10.4 (Confidentiality) of the Merger Agreement; (c) obligations they may have under Article 7 of each of the Closing Agreements (the “Surviving Closing Agreement Provisions”); (d) obligations they may have under the Registration Rights Agreement; and (e) claims the Seller Releasing Parties may have with respect to payment, reimbursement, indemnification or other similar obligations on account of the service by any Seller Releasing Party on the board of Parent or any of its Subsidiaries. Further, no Seller Releasing Party is releasing or discharging the Parent Released Parties from the obligations and agreements of the Parent Released Parties expressly established pursuant to this Agreement.
(b)Covenant Not to Sue. No Seller Releasing Party will ever bring (or cause to be brought), and will not permit any other Seller Releasing Party to bring, any action with respect to, or assert, any Seller Released Claim, directly or indirectly, against any Parent Released Party regarding any act, omission, matter, cause or thing whatsoever in any manner arising out of, or related to the Seller Released Claims being released herein.
3.Release by Parent.
(a)Release. Parent hereby, for itself and all of its direct and indirect Affiliates, Subsidiaries and its and their respective past, present and future successors, assigns, heirs, equity holders, partners, members, officers, directors, managers, representatives, attorneys, employees, agents and any other persons or entities who could claim through or on its behalf (each, a “Parent Releasing Party”), subject to the terms and conditions set forth herein and in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by such Parent Releasing Party, fully and unconditionally releases, acquits and forever discharges each Seller Party and all of its direct and indirect Affiliates, Subsidiaries and its and their respective past, present and future successors, assigns, heirs, equity holders, partners, members, officers, directors, managers, representatives, attorneys, employees and agents in their capacities as such (collectively, the “Seller Released Parties”), from any and all Claims, which such Parent Releasing Party ever had or now has or which such Parent Releasing Party hereafter can, shall or may have against each Seller Released Party, which in any way relate to or arise out of the Merger Agreement, any of the Transaction Documents, the Parent Claims or any other agreement or transaction with a Seller Released Party entered into or consummated prior to the date hereof, (each such claim, a “Parent Released Claim”). The foregoing notwithstanding, it is expressly understood and agreed that the Parent Releasing Parties are not releasing or discharging the Seller Released Parties from (a) obligations they may have under the Surviving Closing Agreement Provisions; (b) obligations they may have under the Registration Rights Agreement; and (c) obligations they may have under Section 10.4 (Confidentiality) of the Merger Agreement. Further, no Parent Releasing Party is releasing or discharging the Seller Released Parties from the obligations and agreements of the Seller Released Parties expressly established pursuant to this Agreement.
(b)Covenant Not to Sue. No Parent Releasing Party will ever bring (or cause to be brought), and will not permit any other Parent Releasing Party to bring, any action with respect to, or assert, any Parent Released Claim, directly or indirectly, against any Seller Released Party regarding any act, omission, matter, cause or thing whatsoever in any manner arising out of, or related to the Parent Released Claims being released herein.
4.Termination of JAMS Proceeding. Contemporaneously with the execution of this Agreement, Parent and KCPC shall both notify Judicial Arbitration and Mediations Services (“JAMS”) that the proceeding titled SP Plus Corporation v. Kohlberg CPC Rep, L.L.C, Ref. No. 1340011150 is withdrawn and terminated with prejudice and with each party to bear its own costs, fees and disbursements, including attorneys’ fees. Each of the Parties affirms that it is aware of no other pending litigation or proceeding involving the Parties.
5.Indemnification.
(a)Each Seller Releasing Party shall indemnify and hold harmless each Parent Released Party against any and all costs (including attorneys’ fees and expenses), liabilities, damages, suits, actions, causes of action, debts, expenses and compensation of every kind or nature in connection with, related to or arising out of any action brought or asserted, directly or indirectly, by such Seller Releasing Party in breach of Section 2(b) and 4 above.
(b)Each Parent Releasing Party shall indemnify and hold harmless each Seller Released Party against any and all costs (including attorneys’ fees and expenses), liabilities, damages, suits, actions, causes of action, debts, expenses and compensation of every kind or nature in connection with, related to or arising out of any action brought or asserted, directly or indirectly, by such Parent Releasing Party in breach of Sections 3(b) and 4 above.
6.Representations and Warranties of the Parties. Each Party hereby makes the following representations and warranties to the other Parties:
(a)Authorization; Execution and Validity. Such Party has the full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance by such Party of this Agreement has been duly and properly authorized by all requisite action in accordance with applicable laws and with the governing documents of such Party. This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the effect of any applicable law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors’ rights or relief of debtors generally.
(b)No Conflicts; No Consents. Such Party represents that no consent, authorization, order or approval of, filing or registration with, or notice to, any governmental authority or any person or entity is required by such Party for the consummation of the transactions contemplated hereby. Such Party further represents that neither the execution and delivery of this Agreement by such Party, nor the performance by such Party of the transactions contemplated hereby: (i) violate or conflict with, or result in a breach of, any of the terms, conditions or provisions of the governing documents of such Party; (ii) violate or conflict with or result in a breach of any law in any material respect; (iii) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release either Party thereto from any material obligation under any permit, contract, commitment, purchase order, mortgage, instrument, indenture, sales order, license, lease or other agreement or arrangement, whether written or oral, in each case which is legally binding, and to which such

Party is a party or by which such Party, or any of such Party’s assets are bound; or (iv) result in the creation or imposition of any lien upon any property or assets of such Party.
(c)Organization. Such Party represents that it is duly organized, and validly existing and in good standing under the laws of the state of its formation or incorporation, as the case may be. Such Party has full power and authority to carry on its business as conducted by it and to own, lease or license, and operate the properties and assets it now owns or holds and operates.
(d)No Assigned Claims. Such Party has not assigned a Seller Released Claim or Parent Released Claim, as applicable, to any third parties.
7.Covenants and Agreements. The Parties acknowledge and agree that all covenants and agreements contained in the Merger Agreement other than the Surviving Covenants and Section 10.4 (Confidentiality) shall terminate and be of no further force and effect. The Parties further acknowledge and agree that the Surviving Covenants, Section 10.4 of the Merger Agreement (Confidentiality), the Surviving Closing Agreement Provisions, and the provisions of the Registration Rights Agreement, shall remain in effect from and after the date hereof in accordance with their terms. For the avoidance of doubt, the payment obligations pursuant to Section 3.7 of the Merger Agreement, and the indemnification obligations pursuant to Sections 9.1 and 9.2 of the Merger Agreement, are no longer in force or effect and the Parties shall have no further obligations pursuant to those sections.
8.Confidentiality. Neither Party will issue or make any public disclosure, press release, media release or other public announcements with respect to this Agreement or the transactions contemplated hereby without the consent of the other Party, except (a) as required by law, regulation or court order, provided that, unless prohibited by law or court order, the disclosing Party shall give the other Party prompt written notice of the forthcoming disclosure and the basis for making the disclosure (including copies of the law or court order at issue), and shall give the other Party reasonable time and opportunity to object to or seek to limit or condition the disclosure before it occurs (and the disclosing Party shall cooperate as reasonably requested, at the expense of the requesting Party); (b) any SEC filings or other filings by Parent required by law; (c) to respective counsel and accountants of the Parties and their affiliates and employees, officers, and directors of the Parties and their affiliates who have a legitimate business reason for receiving the information and who agree to keep it confidential; and (d) in any action or proceeding to enforce the terms of this Agreement, provided that such Party shall seek to file this Agreement under seal.
9.No Admission of Liability. Neither the execution of this Agreement nor compliance with any of its terms is intended to constitute, nor shall it constitute, an admission of fault or liability by any Party with respect to any matter.
10.Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its respective rights under this Agreement except with the prior written consent of the other Parties, which consent may be given or withheld in such other Parties’ sole discretion.
11.Amendments. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed, in the case of an amendment by each Party.
12.Waiver. No waiver by either Party of any of the provisions hereof shall be effective unless set forth in a writing executed by the Party so waiving. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
13.Choice of Law. As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the Parties agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the Parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of Delaware without regard to its choice or conflicts of laws principles.
14.Disputes. The Parties agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the Parties’ dealings, rights or obligations in connection herewith, shall be exclusively resolved by final and binding arbitration before JAMS. The Parties further agree that any disagreement as to whether a particular type of claim, controversy or dispute is subject to arbitration shall, regardless of the nature of the dispute, be decided exclusively by the arbitrators, and not by a court, it being the Parties’ intention that no dispute or controversy relating in any manner whatsoever to this Agreement or their dealings in connection herewith shall be submitted to litigation in a state or federal court. Each Party agrees that the award of the arbitrators shall be final, binding and non-appealable and shall be the sole and exclusive remedy between and among the Parties regarding any matter presented to the arbitrator, regardless of the magnitude thereof. All arbitration proceedings shall be conducted pursuant to JAMS’ Streamlined Arbitration Rules and Procedures (“JAMS Rules”). Arbitration shall be conducted exclusively in Chicago, Illinois, before three (3) neutral arbitrators domiciled there, who shall be appointed by agreement of the Parties or, in the event the Parties are unable to agree on three (3) arbitrators within ten (10) calendar days following the commencement of the arbitration (or sooner if a Party submits a request for injunctive or interim relief before an agreement on arbitrators has been reached), in accordance with JAMS Rule 12. The arbitrators shall award attorneys’ fees to the prevailing Party, and shall have the discretion to make a full or partial award of attorneys’ fees based upon their determination of the extent to which a Party achieved the relief sought in its pleadings or prevailed with respect to the issues in controversy. The arbitration, including the arbitration award, shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et seq.), and judgment upon the award may be confirmed and entered by any court having competent jurisdiction over the Parties or their assets.
15.Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the specific subject matter hereof, and supersedes any and all prior agreements and understandings relating to the specific subject matter of this Agreement. No statement, promise or representation other than those expressly stated herein has been made by either Party as an inducement to enter into this Agreement, and each Party specifically disclaims reliance on any statement, promise or representation that is not stated herein or in the documents governing the transactions contemplated hereby.

16.Further Assurances. Each of the Parties covenants that it will execute and deliver such documents and take such actions after the date hereof, as may be necessary or otherwise reasonably requested by any Party (and at the requesting Party’s expense) to make more fully effective the consummation of the transactions contemplated hereby.
17.Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the validity, legality or enforceability of the remainder of this Agreement, and the provision in question shall be modified as required to comply with the law while effectuating, to the greatest extent possible, the intent of the Parties as reflected in the original language.
18.Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same Agreement. It shall be necessary to account for only one such counterpart in proving the existence of terms of this Agreement.
19.Electronic Execution and Delivery. A facsimile, PDF or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either Party, each Party agrees to execute an original of this Agreement as well as any facsimile or reproduction thereof. The Parties hereby agree that neither shall raise the execution of facsimile, PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or other electronic transmission device, as a defense to the formation of this Agreement.
[Signature Pages Follow]
[Signature Page to Settlement Agreement]
IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed as of the first date written above.
PARENT:

SP PLUS CORPORATION

By:	/s/ Vance C. Johnston
Name: Vance C. Johnston
Title: Executive Vice President, Chief Financial Officer and Treasurer

SELLER PARTIES:

KOHLBERG CPC REP, L.L.C.
By: Kohlberg Management V, L.L.C., its sole member

By:
Name: Seth Hollander
Title: Vice President
KOCO INVESTORS V, L.P.
By: Kohlberg Management V, L.L.C., it general partner

By:	/s/ Seth Hollander
Name: Seth Hollander
Title: Vice President
KOHLBERG OFFSHORE INVESTORS V, L.P.
By: Kohlberg Management V, L.L.C., it general partner

By:	/s/ Seth Hollander
Name: Seth Hollander
Title: Vice President
KOHLBERG INVESTORS V, L.P.
By: Kohlberg Management V, L.L.C., it general partner

By:	/s/ Seth Hollander
Name: Seth Hollander
Title: Vice President
KOHLBERG PARTNERS V, L.P.
By: Kohlberg Management V, L.L.C., it general partner

By:	/s/ Seth Hollander
Name: Seth Hollander
Title: Vice President
KOHLBERG TE INVESTORS V, L.P.
By: Kohlberg Management V, L.L.C., it general partner

By:	/s/ Seth Hollander
Name: Seth Hollander
Title: Vice President
VERSA CAPITAL FUND I, L.P.

By:	/s/ Paul Halpern
Name: Paul Halpern
Title: CIO
VERSA CAPITAL FUND I PARALLEL, L.P.

By:	/s/ Paul Halpern
Name: Paul Halpern
Title: CIO
LUBERT-ADLER REAL ESTATE FUND V, L.P.

By:	/s/ Stuart Margulies
Name: Stuart Margulies
Title: Senior Managing Principal

LUBERT-ADLER REAL ESTATE PARALLEL FUND V, L.P.

By:	/s/ Stuart Margulies
Name: Stuart Margulies
Title: Senior Managing Principal
SAILORSHELL AND CO. FOR THE BENEFIT OF PRIVATE MARKETS FUND II LP

By:	Morgan Stanley Alternative Investment Partners LP, its general partner
By:	Morgan Stanley AIP GP LP, its general partner
By:	Morgan Stanley Alternative Investments LLC, its general partner
By:	/s/ Matthew Allen
Name: Matthew Allen
Title: Executive Director

CP KLAFF EQUITY LLC

By:	/s/ Klaff Realty, Limited
Name: Klaff Realty, LP, Manager
Title: By: Klaff Realty, Limited, its General Partner

JUMPSTART DEVELOPMENT LLC

By:	/s/ David Lowenfeld
Name: David Lowenfeld
Title: Authorized Signatory

2929 CPC HOLDCO, LLC

By:	/s/ Stuart Margulies
Name: Stuart Margulies
Title: Senior Managing Principal

VCM STAN CPC HOLDINGS, LLC

By:	/s/ Paul Halpern
Name: Paul Halpern
Title: Authorized Person

WEST-FSI, LLC

By:	/s/ Richard West
Name: Richard West
Title: Managing Member